UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2018

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Blvd., Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events.

In connection with a listing application filed by BioSig Technologies, Inc. (the “Company”) to list its common stock, par value $0.001 per share (“Common Stock”), on the Nasdaq Stock Market, the Company is disclosing under this Item 8.01 of this Current Report on Form 8-K a balance sheet which summarizes the Company’s position as of June 30, 2018, (i) on an actual basis and (ii) on a pro forma as adjusted basis, which accounts for, among other items, the completion of a series of private placements of the Company’s securities since June 30, 2018, the exercise of certain of the Company’s convertible securities for cash since June 30, 2018 and the conversion of shares of the Company’s Series C Convertible Preferred Stock since June 30, 2018.

This information includes certain unaudited pro forma financial information of the Company for the six month period ended June 30, 2018 for informational purposes for interested investors.

The following table summarizes the Company’s cash and cash equivalents and certain other items from its historical consolidated balance sheet as of June 30, 2018:

●	on an actual basis; and

●

on a pro forma as adjusted basis, (i) to give effect to the sale of 1,774,656 shares of Common Stock and warrants to purchase up to 887,342 whole shares of Common Stock for proceeds of $4,046,216, net of expenses of $174,940 and placement agent warrants to purchase 67,470 whole shares of Common Stock , (ii) to give further effect to the Company’s receipt of proceeds in connection with the exercise of outstanding warrants to purchase 896,526 shares of Common Stock at an average exercise price of $1.53 per share, (iii) to give further effect to the exercise of outstanding options to purchase 270,000 shares of Common Stock at an average exercise price of $1.68 per share, and (iv) to give further effect to the conversion of 100 shares of the Company’s Series C Convertible Preferred Stock and payment in kind of accrued dividends.

BIOSIG TECHNOLOGIES, INC.
UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
JUNE 30, 2018

				Pro Forma
	Actual	REF	Adjustment	As Adjusted
ASSETS
Current assets:
Cash	$3,673,137	1	$3,871,276	$9,373,203
		2	1,374,790
		3	454,000
Prepaid expenses	166,122		-	166,122
Total current assets	3,839,259		5,700,066	9,539,325

Property and equipment	21,098		-	21,098

Other assets:
Patents, net	258,233		-	258,233
Deposits	59,208		-	59,208

Total assets	$4,177,798		$5,700,066	$9,877,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$219,495		-	219,495
Dividends payable	305,737	4	(46,652)	259,085
Total current liabilities	525,232		(46,652)	478,580

Series C preferred stock	575,000	4	(100,000)	475,000

Stockholders' equity:
Series E Preferred stock	1		-	1
Common stock	36,709	1	1,775	39,740
		2	896
		3	270
		4	90
Additional paid in capital	64,925,227	1	3,869,501	70,768,914
		2	1,373,894
		3	453,730
		4	146,562
Accumulated deficit	(61,884,381)		-	(61,884,381)
Total stockholders' equity	3,077,556		5,846,718	8,924,274

Total liabilities and stockholders' equity	$4,177,788		5,700,066	9,877,854

(1)	Effect of sale of 1,774,656 shares of common stock and warrants at $2.28 per share ($4,046,216), net of expenses of $174,940
(2)	Effect of exercise of 896,526 warrants to purchase our common stock at an average exercise price of $1.53 per share
(3)	Effect of exercise of 270,000 options to purchase our common stock at an average exercise price of $1.68 per share
(4)	Effect of conversion of 100 shares of our Series C preferred stock and payment, in kind, of accrued dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: August 24, 2018                                    By:  /s/ Kenneth L. Londoner

Name: Kenneth L. Londoner

Title: Executive Chairman